Exhibit 99.2

Dycom Industries, Inc.
Non-GAAP Reconciliations
Investor Presentation
September 2020

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted independently for each comparative period for the additional week in the fourth quarter of fiscal 2016, the quarter ended July 30, 2016, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income (loss) before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income (loss) before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a hedge in effect to offset the economic dilution of additional shares that would be issued in connection with the conversion of the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”) up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding long-term debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:
•Non-cash amortization of debt discount on Notes - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Goodwill impairment charge - The Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Acquisition transaction related costs – The Company incurred costs of approximately $0.7 million in connection with an acquisition during the fourth quarter of fiscal 2016. The exclusion of the acquisition transaction related costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•(Loss) gain on debt extinguishment - During the second quarter of fiscal 2021, the Company incurred a loss on debt extinguishment of $0.5 million in connection with its purchase of $234.7 million aggregate principal amount of 0.75% convertible senior notes due September 2021 for $224.4 million, including interest and fees. During the first quarter of fiscal 2021, the Company recognized a gain on debt extinguishment of $12.5 million in connection with its purchase of $167.0 million aggregate principal amount of 0.75% convertible senior notes due September 2021 for $147.0 million, including interest and fees, and, during the fourth quarter of fiscal 2020, the Company incurred a loss on debt extinguishment of $0.1 million in connection with the purchase of $25.0 million aggregate principal amount of 0.75% convertible senior notes due September 2021 for $24.3 million, including interest and fees. Additionally, during the first quarter of fiscal 2016, the Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes. Management believes excluding the (loss) gain on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Charge for warranty costs - During the first quarter of fiscal 2020, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•Charge for (recovery of) previously reserved accounts receivable and contract assets - During the fourth quarter of fiscal 2019, the Company recognized a pre-tax non-cash charge for accounts receivable and contract assets of $17.2 million related to balances owed from a customer. On February 25, 2019, this customer filed a voluntary petition for reorganization. During the first quarter of fiscal 2020, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•Impact on stock-based compensation expense from non-cash charge for accounts receivable and contract assets - The Company excludes the impact on stock-based compensation expense from the non-cash charge for accounts receivable and contract assets from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results or ongoing operations.

•Tax impact from Tax Reform - During the quarter ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from the Tax Cuts and Jobs Act of 2017 (“Tax Reform”), primarily due to a reduction of net deferred tax liabilities. The Company has excluded this impact because it is a significant change in the U.S. federal corporate tax rate and because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of previous tax year filing - During the second quarter of fiscal 2020, the Company recognized an income tax expense of $1.1 million on a previous tax year filing. The Company has excluded this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Annual Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from acquired businesses[1]	Revenues from storm restoration services	Additional week as a result of our 52/53 week fiscal year[2]	Non-GAAP - Organic Revenues	Growth (Decline)%
Four Quarters Ended						GAAP %	Non-GAAP - Organic %
January 25, 2020 (FY2020)	$3,339.7	$(26.6)	$(4.7)	$—	$3,308.3	6.8%	8.3%
January 26, 2019 (FY2019)	$3,127.7	$(29.6)	$(42.9)	$—	$3,055.3

January 26, 2019 (FY2019)	$3,127.7	$(69.9)	$(42.9)	$—	$3,014.9	5.0%	3.6%
January 27, 2018[3]	$2,977.9	$(32.3)	$(35.1)	$—	$2,910.5

January 27, 2018[3]	$2,977.9	$(87.3)	$(35.1)	$—	$2,855.5	0.8%	(0.2)%
January 28, 2017[3]	$2,954.2	$(37.3)	$—	$(56.0)	$2,860.9

July 29, 2017 (FY2017)	$3,066.9	$(214.9)	$—	$—	$2,852.0	14.8%	14.1%
July 30, 2016 (FY2016)	$2,672.5	$(119.8)	$—	$(53.5)	$2,499.2

July 30, 2016 (FY2016)	$2,672.5	$(159.0)	$—	$(52.9)	$2,460.7	32.2%	22.7%
July 25, 2015 (FY2015)	$2,022.3	$(17.7)	$—	$—	$2,004.7

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended				GAAP %	Non-GAAP - Organic %

CenturyLink
July 25, 2020 (Q2-21)	$158.4	$—	$158.4	14.2%	14.2%
July 27, 2019 (Q2-20)	$138.7	$—	$138.7

Windstream
July 25, 2020 (Q2-21)	$43.4	$—	$43.4	25.2%	25.2%
July 27, 2019 (Q2-20)	$34.7	$—	$34.7

Top 5 Customers[4]
July 25, 2020 (Q2-21)	$630.8	$—	$630.8	(9.2)%	(9.2)%
July 27, 2019 (Q2-20)	$694.8	$—	$694.8

All Other Customers (excluding Top 5 Customers)
July 25, 2020 (Q2-21)	$193.2	$—	$193.2	2.0%	2.0%
July 27, 2019 (Q2-20)	$189.4	$—	$189.4

Total Contract Revenues
July 25, 2020 (Q2-21)	$823.9	$—	$823.9	(6.8)%	(6.8)%
July 27, 2019 (Q2-20)	$884.2	$—	$884.2

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Quarterly Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in millions)

	Q3-19	Q4-19	Q1-20	Q2-20	Q3-20	Q4-20	Q1-21	Q2-21
	Ended	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	10/27/18	1/26/19	4/27/19	7/27/19	10/26/19	1/25/20	4/25/20	7/25/20
Net income (loss)	$27.8	$(12.1)	$14.3	$29.9	$24.2	$(11.2)	$(32.4)	$37.0
Interest expense, net	11.3	12.4	12.2	12.9	13.1	12.6	12.5	7.9
Provision (benefit) for income taxes	10.5	(3.3)	6.2	12.7	6.6	(4.1)	2.7	12.2
Depreciation and amortization	45.5	45.9	46.3	47.2	47.4	46.6	45.9	44.1
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	95.1	43.0	79.1	102.7	91.3	43.9	28.6	101.3
Gain on sale of fixed assets	(3.9)	(2.2)	(6.7)	(4.8)	(2.2)	(1.1)	(1.8)	(3.4)
Stock-based compensation expense	7.4	1.9	3.5	2.3	2.7	1.6	2.3	4.4
Goodwill impairment charge[5]	—	—	—	—	—	—	53.3	—
Loss (gain) on debt extinguishment[6,7]	—	—	—	—	—	0.1	(12.5)	0.5
Charge for warranty costs[8]	—	—	8.2	—	—	—	—	—
Charge for (recovery of) accounts receivable and contract assets[9]	—	17.2	(10.3)	—	—	—	—	—
Non-GAAP Adjusted EBITDA	$98.6	$59.8	$73.6	$100.2	$91.7	$44.5	$69.9	$102.7

Contract revenues	$848.2	$748.6	$833.7	$884.2	$884.1	$737.6	$814.3	$823.9
Non-GAAP Adjusted EBITDA % of contract revenues	11.6%	8.0%	8.8%	11.3%	10.4%	6.0%	8.6%	12.5%

Non-GAAP Adjusted EBITDA, excluding contract modification[10]				$89.2
Non-GAAP Adjusted EBITDA % of contract revenues, excluding contract modification[10]				10.2%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Annual Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in millions)

	FY2016	FY2017	4 Qtrs.	FY2019	FY2020
	Ended	Ended	Ended	Ended	Ended
	7/30/16	7/29/17	1/27/18[3]	1/26/19	1/25/20
Net income	$128.7	$157.2	$151.3	$62.9	$57.2
Interest expense, net	34.7	37.4	38.7	44.4	50.9
Provision for income taxes	77.6	93.2	26.6	25.1	21.3
Depreciation and amortization	124.9	147.9	162.7	179.6	187.6
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	366.0	435.7	379.3	312.0	317.0
Gain on sale of fixed assets	(9.8)	(14.9)	(18.9)	(19.4)	(14.9)
Stock-based compensation expense	16.9	20.8	23.1	20.2	10.0
Acquisition related costs[11]	0.7	—	—	—	—
Loss on debt extinguishment[12,6]	16.3	—	—	—	0.1
Charge for warranty costs[8]	—	—	—	—	8.2
Charge for (recovery of) accounts receivable and contract assets[9]	—	—	—	17.2	(10.3)
Non-GAAP Adjusted EBITDA	$390.0	$441.6	$383.5	$330.0	$310.0

Contract revenues	$2,672.5	$3,066.9	$2,977.9	$3,127.7	$3,339.7
Non-GAAP Adjusted EBITDA % of contract revenues	14.6%	14.4%	12.9%	10.5%	9.3%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Quarterly Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share
Unaudited
(Dollars and shares in millions, except per share amounts)

	Q2-20	Q2-21
	Ended	Ended
	7/27/19	7/25/20
Net income	$29.9	$37.0
Adjustments:
Interest expense, net[13]	5.0	1.7
Loss on debt extinguishment[7]	—	0.5
Income before income taxes	5.0	2.2
Provision for income taxes[14]	0.3	1.3
Total adjustments, net of tax	4.7	0.9

Non-GAAP Adjusted Net Income	$34.6	$38.0

Non-GAAP Adjusted Net Income, excluding contract modification[10]	$27.4

Diluted earnings per common share	$0.94	$1.15
Total adjustments, net of tax	0.15	0.03
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.09	$1.18

Non-GAAP Adjusted Diluted Earnings per Common Share, excluding contract modification[10]	$0.86

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	31.8	32.1

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Annual Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings Per Share
Unaudited
(Dollars and shares in millions, except per share amounts)

	FY2016	FY2017	4 Qtrs.	FY2019	FY2020
	Ended	Ended	Ended	Ended	Ended
	7/30/16	7/29/17	1/27/18[3]	1/26/19	1/25/20
Net income	$128.7	$157.2	$151.3	$62.9	$57.2
Adjustments:
Cost of earned revenues, excluding depreciation and amortization[8]	—	—	—	—	8.2
General and administrative[9,11]	0.7	—	—	15.3	(10.3)
Interest expense, net[13]	14.7	17.6	18.1	19.1	20.1
Loss on debt extinguishment[12]	16.3	—	—	—	—
Income before income taxes	31.6	17.6	18.1	34.4	18.0
Provision for income taxes[14]	12.0	6.6	46.0	8.8	2.8
Total adjustments, net of tax	19.6	11.0	(27.9)	25.6	15.2

Non-GAAP Adjusted Net Income	$148.4	$168.3	$123.5	$88.5	$72.4

Diluted earnings per common share	$3.89	$4.92	$4.74	$1.97	$1.80
Total adjustments, net of tax and dilutive share effect of Notes[15]	0.59	0.35	(0.86)	0.82	0.48
Non-GAAP Adjusted Diluted Earnings per Common Share	$4.48	$5.26	$3.88	$2.78	$2.27

Shares used in computing diluted earnings per common share	33.1	32.0	31.9	32.0	31.8
Adjustment to Shares used in computing diluted earnings per common share[15]	—	—	(0.1)	(0.2)	—
Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	33.1	32.0	31.8	31.8	31.8

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Calculation of Cumulative Cash Flows Fiscal 2010 through Fiscal 2020
Unaudited
(Dollars in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, net of Proceeds from Assets Sales	Cash Paid for Acquisitions, net of Cash Acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities[16]	Other Investing Activities[17]	Total Amount Provided by Other Financing and Investing Activities
Fiscal 2020	$58.0	$(101.5)	$—	$—	$(31.1)	$0.3	$(30.8)
Fiscal 2019	124.4	(142.0)	(20.9)	—	80.9	1.6	82.5
Six months ended January 27, 2018	160.5	(76.0)	—	(16.9)	(21.5)	(0.7)	(22.2)
Fiscal 2017	256.4	(185.2)	(24.2)	(62.9)	20.4	0.3	20.7
Fiscal 2016	261.5	(175.5)	(157.2)	(170.0)	254.1	(0.5)	253.6
Fiscal 2015	141.9	(93.6)	(31.9)	(87.1)	75.9	(4.5)	71.4
Fiscal 2014	84.2	(73.7)	(17.1)	(10.0)	19.0	(0.3)	18.7
Fiscal 2013	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
Fiscal 2012	65.1	(52.8)	—	(13.0)	7.6	0.9	8.5
Fiscal 2011	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
Fiscal 2010	54.1	(46.6)	—	(4.5)	(4.4)	—	(4.4)
Cumulative	$1,356.8	$(1,055.0)	$(618.1)	$(444.1)	$712.0	$(2.7)	$709.3

Cash at January 25, 2020		$54.6
Cash at July 25, 2009		104.7
Net Decrease in Cash		$(50.1)

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 Amounts represent contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods, including any contract revenues from storm restoration services for these acquired businesses.
2 The quarter ended July 30, 2016 contained 14 weeks as a result of our 52/53 week fiscal year as compared to 13 weeks in all other quarterly periods presented. The Non-GAAP adjustment is calculated independently for each comparative period as (i) contract revenues less, (ii) contract revenues from acquired businesses in each applicable period, (iii) divided by 14 weeks.
3 Due to the change in the Company’s fiscal year end, the Company’s fiscal 2018 six month transition period consisted of Q1 2018 and Q2 2018. Amounts provided for the 4 Quarters Ended January 27, 2018 represent the aggregate of Q3 2017, Q4 2017, Q1 2018 and Q2 2018, and amounts provided for the 4 Quarters Ended January 28, 2017 represent the aggregate of Q3 2016, Q4 2016, Q1 2017, and Q2 2017, for comparative purposes to other twelve month periods presented.
4 Top 5 Customers included Verizon, CenturyLink, AT&T, Comcast and Windstream for the quarters ended July 25, 2020 and July 27, 2019.
5 The Company incurred a goodwill impairment charge of $53.3 million during the quarter ended April 25, 2020 for a reporting unit that performs installation services inside third party premises.
6 During the quarter ended January 25, 2020, the Company purchased $25.0 million aggregate principal amount of its 0.75% convertible senior notes due September 2021 (the “Notes”) for $24.3 million, including interest and fees. The purchase price was allocated between the debt and equity components of the Notes. Based on the net carrying amount of the Notes, the Company recognized a net loss on debt extinguishment of $0.1 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the Notes.
7 During the quarter ended April 25, 2020, the Company purchased $167.0 million aggregate principal amount of its Notes for $147.0 million, including interest and fees. The purchase price was allocated between the debt and equity components of the Notes. Based on the net carrying amount of the Notes, the Company recognized a net gain on debt extinguishment of $12.5 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the Notes.
During the quarter ended July 25, 2020, the Company purchased $234.7 million aggregate principal amount of its Notes for $224.4 million, including interest and fees. The purchase price was allocated between the debt and equity components of the Notes. Based on the net carrying amount of the Notes, the Company recognized a net loss on debt extinguishment of $0.5 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the Notes.
8 During the quarter ended April 27, 2019, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods.
9 During the quarter ended January 26, 2019, the Company recognized a pre-tax non-cash charge for accounts receivable and contract assets of $17.2 million related to balances owed from a customer. On February 25, 2019, this customer filed a voluntary petition for reorganization. Partially offsetting this charge, the Company’s stock-based compensation expense was reduced by approximately $1.9 million for the quarter ended January 26, 2019 as a result of the pre-tax non-cash charge for accounts receivable and contract assets. Excluding this reduction, Non-GAAP Stock-Based Compensation Expense was $3.8 million for the quarter ended January 26, 2019. During the quarter ended April 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of these previously reserved accounts receivable and contract assets based on collections from the customer.
10 During the quarter ended July 27, 2019, the Company entered into a contract modification that increased revenue produced by a large customer program. As a result, the Company recognized $11.8 million of contract revenues for services performed in prior periods, $0.8 million of related performance-based compensation expense, and $1.0 million of stock-based compensation. On an after-tax basis, these items contributed approximately $7.3 million to net income, or $0.23 per common share diluted, for the quarter ended July 27,2019. These amounts are excluded from the calculations of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share for the quarter ended July 27, 2019.
11 The Company incurred costs of approximately $0.7 million in connection with an acquisition during the fourth quarter of fiscal 2016.
12 The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its senior subordinated notes during the first quarter of fiscal 2016.
13 Amounts represent the non-cash amortization of the debt discount associated with the Company’s Notes.
14 Amounts represent the tax related impact of all pre-tax adjustments as well as the tax effects of the vesting and exercise of share-based awards. During the quarter ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from Tax Reform, primarily due to the re-measurement of the Company’s net deferred tax liabilities at a lower U.S. federal corporate income tax rate. Additionally, for the quarter ended July 27, 2019, the Company recognized an income tax expense of $1.1 million on a previous tax year filing.
15 The Company has a hedge in effect to offset the economic dilution of additional shares that would be issued in connection with the conversion of the Notes up to an average quarterly share price of $130.43. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive share effect of the Notes. See the Company’s Form 8-K previously filed with the Securities and Exchange Commission on September 28, 2015 for further information regarding the Notes and note hedge.
16 Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.
17 Other investing activities represents net cash provided by (used in) investing activities less capital expenditure, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.